IMMEDIATELY
-----------

Media:                                                Investors:
------                                                ----------
R. Jeep Bryant, MD                                    Joseph F. Murphy, MD
(212) 635-1569                                        (212) 635-7740
                                                      Gregg A. Scheuing, VP
                                                      (212) 635-1578


             THE BANK OF NEW YORK COMPANY, INC. REPORTS
                   FIRST QUARTER EPS OF 49 CENTS;
           SUSTAINED STRENGTH IN SECURITIES SERVICING FEES;
                NET INTEREST INCOME GROWTH CONTINUES

NEW YORK, N.Y., April 20, 2005 -- The Bank of New York Company, Inc. (NYSE:
BK) reports first quarter net income of $379 million and diluted earnings per share of 49 cents, compared with net income of $351 million and diluted earnings per share of 45 cents in the fourth quarter of 2004, and net income of $364 million and diluted earnings per share of 47 cents in the first quarter of 2004. In the fourth quarter of 2004, the Company recorded several gains and charges (note 1) that in aggregate reduced reported earnings by 3 cents per share.

     First quarter 2005 highlights include solid performance in securities servicing, asset management, and foreign exchange and other trading, continued excellent credit performance, and good expense control. Securities servicing fees increased 1% sequentially from the seasonally robust fourth quarter to $751 million, reflecting strong growth in investor services and broker-dealer services. Private client services and asset management increased 5% sequentially, reflecting continued growth in Ivy Asset Management's international business. Foreign exchange and other trading revenues increased 7% sequentially, reflecting continued strong customer flows in foreign exchange and improved results in interest rate derivatives. Partially offsetting this revenue growth were lower capital markets related income, fewer securities gains, and lower other income.

     Additional highlights for the quarter include continued growth in net interest income of 2% sequentially and 10% year-over-year, reflecting widening spreads as interest rates continue to rise. Asset quality remains strong, as the provision improved to a credit of $10 million and NPA's declined by 10%. Total expenses declined by 2% from the fourth quarter. After adjusting for legal reserves taken in the fourth quarter, expense growth was 1%, reflecting the Company's expense control efforts.

     Chairman and Chief Executive Officer Thomas A. Renyi stated, "Our securities servicing businesses maintained good revenue momentum following the very strong results in the fourth quarter of 2004. The balance sheet remained well positioned for growth in net interest income, and our credit risk improvement efforts continue to deliver results. Our intensified focus on expense management was also effective, as total expenses were essentially unchanged sequentially.

     "The key factors impacting growth going forward remain the sustainability of a favorable investment environment and consistent focus on expense control."

SECURITIES SERVICING FEES
                                                       1st      4th      1st
                                                     Quarter  Quarter  Quarter
                                                     -------  -------  -------
(In millions)                                          2005     2004     2004
                                                     -------  -------  -------
Execution and Clearing
 Services                                            $   293  $   302  $   303

Investor Services                                        263      239      226

Issuer Services                                          139      149      137

Broker-Dealer Services                                    56       52       50
                                                     -------  -------  -------
Securities Servicing Fees                            $   751  $   742  $   716
                                                     =======  =======  =======

     Securities servicing fees were $751 million in the first quarter, an increase of $9 million, or 1%, from the fourth quarter of 2004 and $35 million, or 5%, from a year ago.

     Execution and clearing services fees for the first quarter of 2005 decreased $9 million, or 3%, from the fourth quarter of 2004, and $10 million, or 3%, from the first quarter of 2004. The sequential quarter decrease primarily reflects a slowdown in customer re-balancing and transition activity in execution services from strong fourth quarter levels and three fewer trading days. Pershing's correspondent clearing business was slightly down sequentially as modestly better retail investor market activity was offset by fewer trading days.

     Investor services fees were up $24 million, or 10%, over the fourth quarter of 2004, and $37 million, or 16%, from the first quarter of 2004. Sequential and year-over-year results reflect strong performance across all business lines. New business wins drove performance in global fund services and securities lending, while global fund services was also favorably impacted by higher international transaction volumes. Spreads improved in securities lending both sequentially and versus a year ago as demand for treasury securities increased. Assets under custody rose to $9.9 trillion as of March 31, 2005, from $9.7 trillion at December 31, 2004 and $8.6 trillion at March 31, 2004.

     Issuer services fees were down 7% sequentially and up 1% versus the first quarter of 2004. The sequential quarter decrease reflects reduced depositary receipts fees due to seasonally lower dividends and a decline in corporate trust fees due to lower municipal bond activity. The increase versus the first quarter of 2004 primarily reflects higher corporate trust fees due to continued strength in international issuance and corporate specialty products.

     Broker-dealer services fees increased to $56 million from $52 million in the fourth quarter of 2004 and $50 million in the first quarter of 2004, as a result of increased collateral management activity and higher volumes both sequentially and year-over-year in securities clearance.

NONINTEREST INCOME
                                                       1st      4th      1st
                                                     Quarter  Quarter  Quarter
                                                     -------  -------  -------
(In millions)                                          2005     2004     2004
                                                     -------  -------  -------
Servicing Fees
  Securities                                         $   751  $   742  $   716
  Global Payment Services                                 75       71       79
                                                     -------  -------  -------
                                                         826      813      795
Private Client Services
 and Asset Management Fees                               121      115      108
Service Charges and Fees                                  92       98       96
Foreign Exchange and
 Other Trading Activities                                 96       90      106
Securities Gains                                          12       18       33
Other*                                                    31       42       82
                                                     -------  -------  -------
Total Noninterest Income                             $ 1,178  $ 1,176  $ 1,220
                                                     =======  =======  =======
*See Note 3.

     Total noninterest income for the first quarter of 2005 was $1,178 million, essentially flat on a sequential quarter basis and a decrease of 3% from a year ago. The first quarter of 2005 reflects stronger performance in securities servicing and asset management versus both prior periods offset by decreases in service charges and fees, securities gains and other noninterest income. The first quarter of 2004 included a $48 million gain on the sale of a portion of the Company's investment in Wing Hang Bank Limited, recorded in other noninterest income, as well as securities gains of $19 million related to four sponsor fund investments.

     Global payment services fees increased $4 million, or 6%, compared with the fourth quarter of 2004 and decreased $4 million, or 5%, from the first quarter of 2004. The sequential increase reflects strength in cash management due to new business wins which offset lower revenue from trade finance. The decline versus the first quarter of 2004 reflects lower fees due to customers choosing to pay with higher compensating balances partially offset by new business.

     Private client services and asset management fees for the first quarter were up 5% from the prior quarter and 12% from the first quarter of 2004. The sequential quarter increase reflects continued growth at Ivy Asset Management and higher fees in institutional equity and retail investment products. The increase from the first quarter of 2004 is primarily due to growth at Ivy as well as higher fees from BNY Hamilton Funds. Total assets under management were $104 billion at March 31, 2005, up from $102 billion at December 31, 2004 and $92 billion a year ago.

     Service charges and fees were down 6% from the fourth quarter of 2004 and 4% from the first quarter of 2004. The sequential and year-over-year decreases reflect lower capital markets fees due to reduced activity in loan syndications and bond underwriting.

     Foreign exchange and other trading revenues increased $6 million, or 7%, sequentially and decreased $10 million, or 9%, from the first quarter of 2004. The strong sequential quarter performance reflects improved results in interest rate derivatives, while the decrease from the record first quarter of 2004 performance resulted from lower foreign exchange revenues.

     Securities gains in the first quarter were $12 million, compared with $18 million in the fourth quarter of 2004 and $33 million in the first quarter of 2004. In the first quarter of 2004, securities gains included $19 million of realized gains on four sponsor fund investments.

     Other noninterest income was $31 million, compared with $42 million in the prior quarter and $82 million in the first quarter of 2004. The sequential quarter decline reflects a lower event-driven revenue such as gains on asset dispositions. Other noninterest income in the first quarter of 2004 included a pre-tax gain of $48 million on the sale of a portion of the Company's investment in Wing Hang Bank Limited.

NET INTEREST INCOME

                                    1st        4th        4th        1st        1st
                                  Quarter    Quarter    Quarter    Quarter    Quarter
(Dollars in millions)            --------   --------   --------   --------   --------
                                 Reported   Reported     Core**   Reported     Core**
                                 --------   --------    -------   --------   --------
                                   2005       2004        2004      2004       2004
                                 --------   --------    -------   --------   --------
Net Interest Income              $    455   $    527   $    448   $    268   $    413
Tax Equivalent
  Adjustment*                           7          9          9          6          6
                                 --------   --------   --------   --------   --------
Net Interest Income
  on a Tax
  Equivalent Basis               $    462   $    536   $    457   $    274   $    419
                                 ========   ========   ========   ========   ========
Net Interest Rate
  Spread                             1.93%      2.26%      1.87%      1.13%      1.85%
Net Yield on Interest
  Earning Assets                     2.36       2.64       2.25       1.36       2.08

* See Note (2)
** Excludes SFAS 13 adjustments, see Note (1).

     Net interest income on a taxable equivalent basis was $462 million in the first quarter of 2005. The net interest rate spread was 1.93% in the first quarter of 2005, compared with 2.26% in the fourth quarter of 2004, and 1.13% in the first quarter of 2004 while the net yield on interest earning assets was 2.36% in the first quarter of 2005, compared with 2.64% in the fourth quarter of 2004 and 1.36% for the first quarter of 2004.

     Excluding the leasing adjustments of $79 million in the fourth quarter and ($145) million in the first quarter of 2004, the net interest rate spread and net yield on interest earning assets were 1.87% and 2.25%, and 1.85% and 2.08%, respectively.

     Excluding the impact of the SFAS 13 leasing adjustments on the leveraged lease portfolio in 2004, net interest income on a taxable equivalent basis was up on a sequential quarter basis to $462 million, compared with $457 million in the fourth quarter of 2004 and $419 million in the first quarter of 2004. On the same basis, the net interest rate spread was 1.93% in the first quarter of 2005, compared with 1.87% in the fourth quarter of 2004, and 1.85% in the first quarter of 2004 while the net yield on interest earning assets was 2.36% in the first quarter of 2005, compared with 2.25% in the fourth quarter of 2004 and 2.08% in the first quarter of 2004.

     The increase in net interest income from the fourth and first quarters of 2004 core results is primarily due to the repricing of the Company's assets at a faster rate than its liabilities and higher volume and values of interest free deposits given the rise in short term rates, partly offset by a slight decline in average assets and fewer days in the quarter.

NONINTEREST EXPENSE AND INCOME TAXES
                                                       1st      4th      1st
                                                     Quarter  Quarter  Quarter
                                                     -------  -------  -------
(In millions)                                          2005     2004     2004
                                                     -------  -------  -------
Salaries and Employee Benefits                       $   618  $   617  $   574
Net Occupancy                                             78       75       81
Furniture and Equipment                                   52       51       51
Clearing                                                  46       45       48
Sub-custodian Expenses                                    23       22       22
Software                                                  53       43       49
Communications                                            23       23       24
Amortization of Intangibles                                8        9        8
Other                                                    176      212      156
                                                     -------  -------  -------
Total Noninterest Expense                            $ 1,077  $ 1,097  $ 1,013
                                                     =======  =======  =======

     Noninterest expense for the first quarter of 2005 was $1,077 million, compared with $1,097 million in the prior quarter and $1,013 million in the first quarter of 2004. The fourth quarter of 2004 included $30 million legal reserves in other noninterest expense while the first quarter of 2004 results included $18 million related to cost reduction initiatives, including lease terminations, severance and relocation expenses.

     Salaries and employee benefits expense for the first quarter was essentially unchanged on a sequential quarter basis, reflecting higher pension and seasonal social security expenses tied to bonuses, offset by lower new business conversion costs and lower restricted stock expense. Relative to the first quarter of 2004, salaries and employee benefits expense increased by $44 million, or 8%, reflecting higher pension and stock option expense as well as higher staffing levels associated with growth in investor services and expansion of certain staff functions.

     Occupancy expenses were up $3 million sequentially, reflecting higher energy costs and higher depreciation associated with a back up data center. First quarter 2004 occupancy expense included lease termination expenses of $8 million.

     Other expenses in the fourth quarter of 2004 included $30 million of expenses associated with legal reserves. Excluding the legal reserves, other expenses declined by $6 million sequentially, reflecting lower travel expenses and professional fees.

     The effective tax rate for the first quarter of 2005 was 33.1%, compared to 42.8% in the fourth quarter of 2004 and 21.5% in the first quarter of 2004. The effective tax rate in the fourth quarter of 2004 reflects the net of the increase in the tax reserve related to LILO exposures and the impact of the SFAS 13 leasing adjustments related to cross-border rail equipment leases and aircraft leases. The effective tax rate in the first quarter of 2004 reflects the SFAS 13 leasing adjustment related to the Company's leasing portfolio.
The effective tax rates in all periods reflect a reclassification related to
Section 42 tax credits.  See Note 3.

BALANCE SHEET RETURN AND CAPITAL RATIOS

     Total assets were $96.4 billion at March 31, 2005, compared with $94.5 billion at December 31, 2004, and $92.7 billion at March 31, 2004. The increase in assets from December 31, 2004 reflects increased loans to securities industry customers. Total shareholders' equity was $9.3 billion at March 31, 2005, compared with $9.3 billion at December 31, 2004, and $8.8 billion at March 31, 2004. The sequential change in shareholders' equity reflects the retention of earnings offset by a decline in the securities valuation allowance and the repurchase of common stock. The major reason for the increase in shareholders' equity from a year ago is the retention of earnings.

     Return on average common equity for the first quarter of 2005 was 16.52%, compared with 15.34% in the fourth quarter of 2004, and 17.17% in the first quarter of 2004. Return on average assets for the first quarter of 2005 was 1.55%, compared with 1.40% in the fourth quarter of 2004, and 1.47% in the first quarter of 2004.

     The Company's estimated regulatory Tier 1 capital and Total capital ratios were 8.12% and 12.53% at March 31, 2005, compared with 8.31% and 12.21% at December 31, 2004, and 7.60% and 11.70% at March 31, 2004. The regulatory leverage ratio was 6.56% at March 31, 2005, compared with 6.41% at December 31, 2004, and 5.83% at March 31, 2004. The Company's tangible common equity as a percentage of total assets was 5.49% at March 31, 2005, down from 5.56% at December 31, 2004 reflecting retained earnings offset by a decrease in the mark-to-market on the investment portfolio and the buyback of stock.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS

                                                       1st      4th      1st
                                                     Quarter  Quarter  Quarter
                                                     -------  -------  -------
(In millions)                                          2005     2004     2004
                                                     -------  -------  -------
Provision                                            $   (10) $    (7) $    12
                                                     =======  =======  =======
Net Charge-offs:
  Commercial                                         $    (3) $    (1) $    (5)
  Foreign                                                  -        2      (10)
  Regional Commercial                                     (2)      (8)       -
  Consumer                                                (5)      (5)     (11)
                                                     -------  -------  -------
     Total                                           $   (10) $   (12) $   (26)
                                                     =======  =======  =======

     The Company recorded a $10 million credit to the provision in the first quarter of 2005, compared to $7 million credit to the provision in the fourth quarter of 2004 and $12 million provision in the first quarter of 2004. The lower provision in 2005 reflects the Company's improved asset quality and a continued strong credit environment.

     The total allowance for credit losses was $716 million at March 31, 2005, $736 million at December 31, 2004, and $790 million at March 31, 2004. The total allowance for credit losses as a percent of non-margin loans were 2.19% at March 31, 2005, compared with 2.48% at December 31, 2004, and 2.64% at March 31, 2004.

                                        March 31,   December 31,      March 31,
(Dollars in millions)                       2005           2004           2004
                                    ------------   ------------   ------------
Margin Loans                        $      6,038   $      6,059   $      6,130
Non-Margin Loans                          32,726         29,722         29,940
Total Loans                               38,764         35,781         36,070
Allowance for Loan Losses                    583            591            632
Allowance for Lending-Related
  Commitments                                133            145            158
Total Allowance for Credit Losses            716            736            790
Allowance for Loan Losses
  As a Percent of Total Loans               1.50%          1.65%          1.75%
Allowance for Loan Losses
  As a Percent of Non-Margin Loans          1.78           1.99           2.11
Total Allowance for Credit Losses
  As a Percent of Total Loans               1.85           2.06           2.19
Total Allowance for Credit Losses
  As a Percent of Non-Margin Loans          2.19           2.48           2.64

NONPERFORMING ASSETS

                                                                       Change
                                                                   3/31/05 vs.
(Dollars in millions)                    3/31/05       12/31/04      12/31/04
                                    ------------   ------------   -----------
Loans:
     Commercial                     $        124   $        132   $        (8)
     Foreign                                  19             28            (9)
     Other                                    49             53            (4)
                                    ------------   ------------   -----------
  Total Nonperforming Loans                  192            213           (21)
Other Real Estate                              -              1            (1)
                                    ------------   ------------   -----------
  Total Nonperforming Assets        $        192   $        214   $       (22)
                                    ============   ============   ===========

Nonperforming Assets Ratio                   0.6%           0.7%
Allowance for Loan
   Losses/Nonperforming Loans              304.0          277.5
Allowance for Loan
   Losses/Nonperforming Assets             304.0          276.5
Total Allowance for Credit
   Losses/Nonperforming Loans              373.4          345.6
Total Allowance for Credit
   Losses/Nonperforming Assets             373.4          344.3

     Nonperforming assets declined by $22 million, or 10%, during the first quarter of 2005 to $192 million and are down 44% from a year ago. The sequential quarter decrease in nonperforming loans primarily reflects paydowns and sales of $19 million and charge-offs of $6 million. The ratio of the total allowance for credit losses to nonperforming assets increased to 373.4% at March 31, 2005, compared with 344.3% at December 31, 2004, and 230.5% at March 31, 2004.

OTHER DEVELOPMENTS

     In January 2005, the Company acquired certain of the assets and liabilities of Standards & Poor's Securities, Inc. (SPSI), the institutional brokerage subsidiary of Standard & Poor's. The Company will assume SPSI's client relationships and Standard & Poor's research clients will have access to BNY Securities Group's diverse set of execution management platforms and commission management services. The acquisition demonstrates the Company's strategy to align with leading independent providers of research and other financial services.

     In March 2005, the Company agreed to acquire the execution and commission management services of Boston Institutional Services ("BIS"). Under the term of the agreement, the Company will assume BIS's client relationships for its execution and commission management business.

     On March 1, 2005, the Board of Governors of the Federal Reserve System (the "FRB") adopted a final rule that allows the continued limited inclusion of trust preferred securities in the Tier 1 capital of bank holding companies
(BHCs). Under the final rule, the Company will be subject to a 15 percent limit in the amount of trust preferred securities that can be included in Tier 1 capital, net of goodwill, less any related deferred tax liability. Amounts in excess of these limits will continue to be included in Tier 2 capital. The final rule provides a five-year transition period, ending March 31, 2009, for application of quantitative limits. Both the Company and the Bank are expected to remain "well capitalized" under the final rule. At the end of the transition period, the Company expects all its current trust preferred securities will continue to qualify as Tier 1 capital.

     In the first quarter of 2005, ownership of Pershing was transferred from The Bank of New York to the parent company, The Bank of New York Company, Inc. In connection with the transfer, the Company issued $1.1 billion of debt of which $500 million qualified as Tier 2 capital.

ADDITIONAL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 8:00 am ET. The presentation will be accessible from the Company's website at www.bankofny.com/earnings and also by telephone at (888)790-0319 within the United States or (610)769-3531 internationally. The passcode is "The Bank of New York." A replay of the call will be available through the Company's website and also by telephone at (866)481-6891 within the United States or
(203)369-1570 internationally.

     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide.
                         ***************************
Notes:

(1) Other First & Fourth Quarter Developments in 2004 are summarized in the following tables:

(In millions)
                      Applicable  Income Statement  Pre-Tax         After-Tax
Item                    Quarter       Caption        Income   Tax    Income
--------------------  ----------  ----------------  -------  -----  ---------
Net Interest Income(a)
---------------------
SFAS 13 cumulative
 lease adjustment-       First    Net Interest
 (leasing portfolio)               Income           $  (145) $ 113  $    (32)

Noninterest Income(b)
--------------------
Gain on sale of
 Wing Hang               First    Other Income           48    (21)       27

Gain on sponsor          First    Securities
 fund investments                  Gains                 19     (7)       12

Subtotal - Noninterest                              -------  -----  --------
 Income                                                  67    (28)       39

Noninterest Expense(c)
---------------------
Severance tied to        First    Salaries and
 relocations                       Employee Benefits    (10)     4        (6)

Lease terminations       First    Net Occupancy          (8)     3        (5)

Subtotal - Noninterest                              -------  -----  --------
 Expense                                                (18)     7       (11)
                                                    -------  -----  --------
Total                                               $   (96) $  92  $     (4)
                                                    =======  =====  ========

   (a) An after-tax charge of $32 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting Standards No. 13 "Accounting for Leases" ("SFAS 13") by the combination of a reduction in state and local taxes and a restructuring of the lease portfolio completed in the first quarter. The SFAS 13 adjustment impacts the timing of lease income reported by the Company, and resulted in a reduction in net interest income of $145 million, offset by tax benefits of $113 million.

   (b) A $27 million after-tax gain on the sale of a portion of the Company's interest in Wing Hang Bank Limited ("Wing Hang"), a Hong Kong based bank, which was recorded in other income, and $19 million ($12 million after-tax) of higher than anticipated securities gains in the first quarter resulting from realized gains on sponsor fund investments in Kinkos, Inc., Bristol West Holdings, Inc., Willis Group Holdings, Ltd., and True Temper Sports, Inc.

   (c) The Company also took several actions associated with its long-term cost reduction initiatives. These actions included an after-tax severance charge of $6 million related to staff reductions tied to job relocations and a $5 million after-tax charge for terminating high cost leases associated with the staff redeployments.

(In millions)
                      Applicable  Income Statement  Pre-Tax         After-Tax
Item                    Quarter       Caption        Income   Tax    Income
--------------------  ----------  ----------------  -------  -----  ---------
Net Interest Income(d)
---------------------
SFAS 13 cumulative
 lease adjustment -
 (cross-border           Fourth   Net Interest
  rail equipment leases)           Income           $    89  $ (37) $     52

 lease adjustment -      Fourth   Net Interest
 (aircraft leases)                 Income               (10)     4        (6)
                                                    -------  -----  --------
Subtotal - Net Interest
 Income                                                  79    (33)       46

Aircraft leases/other    Fourth   Provision for
                                   Credit Losses          7     (3)        4
Subtotal-Net Interest
 Income After Provision                             -------  -----  --------
 for Credit Losses                                       86    (36)       50

Noninterest Income(e)
--------------------
Aircraft leases          Fourth   Other Income            3     (1)        2

Subtotal - Noninterest                              -------  -----  --------
 Income                                                   3     (1)        2

Noninterest Expense(f)
---------------------
Charge for the
 RW Matter               Fourth   Other Expense         (30)     8       (22)

Subtotal - Noninterest                              -------  -----  --------
 Expense                                                (30)     8       (22)

Federal tax reserve
 adjustment related to
 LILO exposure(g)        Fourth   Income Tax              -    (50)      (50)
                                                    -------  -----  --------
Total                                               $    59  $ (79) $    (20)
                                                    =======  =====  ========

   (d) An after-tax benefit of $52 million resulting from a SFAS 13 cumulative adjustment to the leasing portfolio for customers exercising their early buy-out ("EBO") options. The Company's leasing portfolio contains a number of large cross-border leveraged leases where the lessee has an EBO option to purchase the leased assets, generally railcars and related assets. Given a confluence of economic factors, the value of the leased equipment currently exceeds the exercise price of the EBO option. The Company offered financial incentives to these lessees to accelerate the exercise of their EBO options. As a result, several lessees agreed to this proposal, triggering the after-tax $52 million gain. The gain results from the recognition of lease income over a shorter time frame, since the term of the lease has been shortened to the EBO date.

       In addition, the Company's net investment in aircraft leases was impacted by a $6 million after-tax adjustment related to aircraft leased to two airlines. The Company recorded a $7 million reduction in the provision for credit losses which largely reflects release of reserves on the aircraft leases.

   (e) An after-tax gain of $2 million on the sale of a leased aircraft.

   (f) An after-tax expense of $22 million in connection with the anticipated settlement of the RW Professional Leasing Services Corp. matter ("RW Matter").

   (g) In December of 2004 and January 2005, the Company had several appellate conferences with the IRS related to the Company's cross-border leveraged lease transactions. Based on these conferences, the Company believes it may be possible to settle the proposed IRS tax adjustments related to the portfolio. However, negotiations are continuing and the matter may still be litigated. Based on a revision to the probabilities and costs assigned to litigation and settlement outcomes, the Company recorded a $50 million expense associated with increasing the tax reserve on these transactions.

(2) A number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(3) The Company participates in unconsolidated investments that own real estate qualifying for low income housing tax credits based on Section 42 of the Internal Revenue Code. The Company's share of operating losses generated by these investments is recorded as other income. The Company has historically netted the tax credits generated by these investments against the related operating losses. The Company has reviewed this accounting method and has decided to record these tax credits as a reduction of income tax expense. Prior period results for other income and income tax expense have been reclassified and did not have an impact on net income. See pages 19 and 20.

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market and trading activity, changes in customer credit quality, market performance, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2004 Form 10-K which has been filed with the SEC and is available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events which have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

                        THE BANK OF NEW YORK COMPANY, INC.
                                Financial Highlights
                   (Dollars in millions, except per share amounts)
                                    (Unaudited)

                                                March 31,    December 31,      March 31,
                                                    2005            2004           2004
                                            ------------   -------------   ------------
  Revenue (tax equivalent basis)            $      1,917   $       1,967   $      1,667
  Net Income                                         379             351            364
  Basic EPS                                         0.49            0.45           0.47
  Diluted EPS                                       0.49            0.45           0.47
  Cash Dividends Per Share                          0.20            0.20           0.19

  Return on Average Common
    Shareholders' Equity                           16.52%          15.34%         17.17%
  Return on Average Assets                          1.55            1.40           1.47

  Efficiency Ratio                                  66.2            64.8           69.3

  Assets                                    $     96,422   $      94,529   $     92,652
  Loans                                           38,764          35,781         36,070
  Securities                                      23,907          23,802         24,083
  Deposits - Domestic                             33,634          35,558         33,639
           - Foreign                              25,246          23,163         22,443
  Long-Term Debt                                   7,389           6,121          6,276
  Common Shareholders' Equity                      9,335           9,290          8,760

  Common Shareholders'
   Equity Per Share                         $      12.02   $       11.94   $      11.27
  Market Value Per Share
   of Common Stock                                 29.05           33.42          31.50

  Allowance for Loan Losses as
   a Percent of Total Loans                         1.50%           1.65%          1.75%
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                    1.78            1.99           2.11
  Total Allowance for Credit Losses
   as a Percent of Total Loans                      1.85            2.06           2.19
  Total Allowance for Credit Losses
   as a Percent of Non-Margin Loans                 2.19            2.48           2.64

  Tier 1 Capital Ratio                              8.12            8.31           7.60
  Total Capital Ratio                              12.53           12.21          11.70
  Leverage Ratio                                    6.56            6.41           5.83
  Tangible Common Equity Ratio                      5.49            5.56           5.22

  Employees                                       23,160          23,363         22,820

  Assets Under Custody (In trillions)
  Total Assets Under Custody                $        9.9   $         9.7   $        8.6
   Equity Securities                                  34%             35%            33%
   Fixed Income Securities                            66              65             67
  Cross-Border Assets Under Custody         $        2.8   $         2.7   $        2.4

  Assets Under Administration
   (In billions)                            $         33   $          33   $         33

  Assets Under Management (In billions)
  Total Assets Under Management                      104             102             92
   Equity Securities                                  34%             36%            36%
   Fixed Income Securities                            21              21             22
   Alternative Investments                            15              15             13
   Liquid Assets                                      30              28             29

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)

                                                                          For the three months
                                                                                ended March 31,
                                                                          --------------------
                                                                            2005        2004
                                                                          ---------   --------
Interest Income
---------------
Loans                                                                     $     341   $    118
Margin loans                                                                     55         34
Securities
  Taxable                                                                       207        181
  Exempt from Federal Income Taxes                                                9         10
                                                                          ---------   --------
                                                                                216        191
Deposits in Banks                                                                71         68
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                                        27         16
Trading Assets                                                                   22         14
                                                                          ---------   --------
    Total Interest Income                                                       732        441
                                                                          ---------   --------
Interest Expense
----------------
Deposits                                                                        184        118
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                                     6          3
Other Borrowed Funds                                                             13          9
Customer Payables                                                                25         13
Long-Term Debt                                                                   49         30
                                                                          ---------   --------
    Total Interest Expense                                                      277        173
                                                                          ---------   --------
Net Interest Income                                                             455        268
-------------------
Provision for Credit Losses                                                     (10)        12
                                                                          ---------   --------
Net Interest Income After Provision for Credit Losses                           465        256
                                                                          ---------   --------
Noninterest Income
------------------
Servicing Fees
 Securities                                                                     751        716
 Global Payment Services                                                         75         79
                                                                          ---------   --------
                                                                                826        795
Private Client Services and Asset Management Fees                               121        108
Service Charges and Fees                                                         92         96
Foreign Exchange and Other Trading Activities                                    96        106
Securities Gains                                                                 12         33
Other                                                                            31         82
                                                                          ---------   --------
    Total Noninterest Income                                                  1,178      1,220
                                                                          ---------   --------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                                  618        574
Net Occupancy                                                                    78         81
Furniture and Equipment                                                          52         51
Clearing                                                                         46         48
Sub-custodian Expenses                                                           23         22
Software                                                                         53         49
Communications                                                                   23         24
Amortization of Intangibles                                                       8          8
Other                                                                           176        156
                                                                          ---------   --------
    Total Noninterest Expense                                                 1,077      1,013
                                                                          ---------   --------
Income Before Income Taxes                                                      566        463
Income Taxes                                                                    187         99
                                                                          ---------   --------
Net Income                                                                $     379   $    364
----------                                                                =========   ========
Per Common Share Data:
----------------------
   Basic Earnings                                                         $    0.49   $   0.47
   Diluted Earnings                                                            0.49       0.47
   Cash Dividends Paid                                                         0.20       0.19
Diluted Shares Outstanding                                                      779        778

                                   THE BANK OF NEW YORK COMPANY, INC.
                                      Consolidated Balance Sheets
                            (Dollars in millions, except per share amounts)
                                             (Unaudited)

                                                          March 31, 2005       December 31, 2004
                                                      ------------------       -----------------
Assets
------
Cash and Due from Banks                               $            2,597       $           3,886
Interest-Bearing Deposits in Banks                                 8,802                   8,192
Securities
  Held-to-Maturity                                                 1,831                   1,886
  Available-for-Sale                                              22,076                  21,916
                                                      ------------------       -----------------
    Total Securities                                              23,907                  23,802

Trading Assets at Fair Value                                       5,091                   4,627
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          4,085                   5,708
Loans (less allowance for loan losses of $583 in 2005
  and $591 in 2004)                                               38,181                  35,190
Premises and Equipment                                             1,070                   1,097
Due from Customers on Acceptances                                    138                     137
Accrued Interest Receivable                                          313                     285
Goodwill                                                           3,487                   3,477
Intangible Assets                                                    793                     793
Other Assets                                                       7,958                   7,335
                                                      ------------------       -----------------
     Total Assets                                     $           96,422       $          94,529
                                                      ==================       =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           15,574       $          17,442
 Interest-Bearing
   Domestic Offices                                               18,608                  18,692
   Foreign Offices                                                24,698                  22,587
                                                      ------------------       -----------------
     Total Deposits                                               58,880                  58,721

Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                   879                   1,205
Trading Liabilities                                                2,870                   2,873
Payables to Customers and Broker-Dealers                           8,684                   8,664
Other Borrowed Funds                                                 906                     533
Acceptances Outstanding                                              140                     139
Accrued Taxes and Other Expenses                                   4,192                   4,452
Accrued Interest Payable                                             114                     113
Other Liabilities (including allowance for
  lending-related commitments of
  $133 in 2005 and $145 in 2004)                                   3,033                   2,418
Long-Term Debt                                                     7,389                   6,121
                                                      ------------------       -----------------
     Total Liabilities                                            87,087                  85,239
                                                      ------------------       -----------------
Shareholders' Equity
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,046,300,569 shares in 2005 and
  1,044,841,603 shares in 2004                                     7,847                   7,836
 Additional Capital                                                1,790                   1,790
 Retained Earnings                                                 6,374                   6,162
 Accumulated Other Comprehensive Income                              (87)                     (6)
                                                      ------------------       -----------------
                                                                  15,924                  15,782
 Less: Treasury Stock (269,413,566 shares in 2005
        and 266,720,629 shares in 2004), at cost                   6,579                   6,492
       Loan to ESOP (305,261 shares in 2005), at cost                 10                       -
                                                      ------------------       -----------------
     Total Shareholders' Equity                                    9,335                   9,290
                                                      ------------------       -----------------
     Total Liabilities and Shareholders' Equity       $           96,422       $          94,529
                                                      ==================       =================
------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.

                              THE BANK OF NEW YORK COMPANY, INC.
                     Average Balances and Rates on a Taxable Equivalent Basis
                                         (Preliminary)
                                     (Dollars in millions)

                                 For the three months ended  For the three months ended
                                             March 31, 2005              March 31, 2004
                                 --------------------------  --------------------------
                                 Average            Average  Average            Average
                                 Balance  Interest     Rate  Balance  Interest     Rate
                                 -------  --------  -------  -------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)             $ 9,824  $     71    2.95%  $11,692  $     68    2.35%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements 4,816        27    2.31     7,115        16    0.93
Margin Loans                       6,407        55    3.46     6,179        34    2.18
Loans
 Domestic Offices                 22,135       245    4.49    21,074        55    1.05
 Foreign Offices                  10,302        96    3.76     9,201        63    2.74
                                 -------  --------           -------  --------
   Non-Margin Loans               32,437       341    4.26    30,275       118    1.56
                                 -------  --------           -------  --------
Securities
 U.S. Government Obligations         358         3    3.04       440         3    2.31
 U.S. Government Agency
  Obligations                      3,302        31    3.74     4,300        35    3.23
 Obligations of States and
  Political Subdivisions             199         4    7.34       247         3    5.56
 Other Securities                 19,681       185    3.77    17,914       155    3.46
 Trading Securities                2,464        22    3.60     2,753        15    2.15
                                 -------  --------           -------  --------
   Total Securities               26,004       245    3.77    25,654       211    3.28
                                 -------  --------           -------  --------
Total Interest-Earning Assets     79,488       739    3.77%   80,915       447    2.22%
                                 -------  --------           -------  --------
Allowance for Credit Losses         (589)                       (679)
Cash and Due from Banks            4,166                       2,971
Other Assets                      16,177                      16,471
                                 -------                     -------
   TOTAL ASSETS                  $99,242                     $99,678
                                 =======                     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts      $ 6,915  $     21    1.25%  $ 6,607  $     11    0.68%
 Savings                           8,901        21    0.94     9,149        15    0.67
 Certificates of Deposit
  $100,000 & Over                  2,880        18    2.57     3,987        12    1.24
 Other Time Deposits                 899         4    1.76     1,016         4    1.46
 Foreign Offices                  25,464       120    1.92    25,834        76    1.18
                                 -------  --------            -------  -------
  Total Interest-Bearing
   Deposits                       45,059       184    1.66    46,593       118    1.02
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                        1,390         6    1.84     1,612         3    0.66
Other Borrowed Funds               1,825        13    2.87     2,398         9    1.49
Payables to Customers and
 Broker-Dealers                    6,385        25    1.57     6,973        13    0.73
Long-Term Debt                     6,605        49    2.98     6,209        30    1.95
                                 -------  --------           -------  --------
  Total Interest-Bearing
   Liabilities                    61,264       277    1.84%   63,785       173    1.09%
                                 -------  --------           -------  --------
Noninterest-Bearing Deposits      15,520                      14,016
Other Liabilities                 13,158                      13,355
Common Shareholders' Equity        9,300                       8,522
                                 -------                     -------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY          $99,242                     $99,678
                                 =======                     =======
Net Interest Earnings
 and Interest Rate Spread                 $    462    1.93%           $    274    1.13%
                                          ========  =======           ========  =======
Net Yield on Interest-Earning Assets                  2.36%                       1.36%
                                                    =======                     =======

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)

                                                        For the three months ended
                                             --------------------------------------------
                                             March 31, June 30, September 30, December 31, Year
                                                 2004     2004          2004         2004  2004
                                             --------- -------- ------------- ----------- ------
Interest Income
---------------
Loans                                        $     118 $    272   $      290    $    401  $1,080
Margin loans                                        34       35           40          48     156
Securities
  Taxable                                          181      180          181         197     741
  Exempt from Federal Income Taxes                  10       10           10          11      40
                                             --------- -------- ------------- ----------- ------
                                                   191      190          191         208     781
Deposits in Banks                                   68       78           77          81     305
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                           16       17           20          27      80
Trading Assets                                      14        9           11          17      51
                                             --------- -------- ------------- ----------- ------
    Total Interest Income                          441      601          629         782   2,453
                                             --------- -------- ------------- ----------- ------
Interest Expense
----------------
Deposits                                           118      126          139         164     548
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                        3        3            4           6      15
Other Borrowed Funds                                 9        9            9          25      52
Customer Payables                                   13       12           14          19      57
Long-Term Debt                                      30       30           35          41     136
                                             --------- -------- ------------- ----------- ------
    Total Interest Expense                         173      180          201         255     808
                                             --------- -------- ------------- ----------- ------
Net Interest Income                                268      421          428         527   1,645
-------------------

Provision for Credit Losses                         12       10            -          (7)     15
                                             --------- -------- ------------- ----------- ------
Net Interest Income After Provision
  for Credit Losses                                256      411          428         534   1,630
                                             --------- -------- ------------- ----------- ------

Noninterest Income
------------------
Servicing Fees
 Securities                                        716      717          685         742   2,858
 Global Payment Services                            79       81           84          71     317
                                             --------- -------- ------------- ----------- ------
                                                   795      798          769         813   3,175
Private Client Services and
  Asset Management Fees                            108      113          113         115     448
Service Charges and Fees                            96       94           98          98     385
Foreign Exchange and Other Trading Activities      106      100           67          90     364
Securities Gains                                    33       12           14          18      78
Other                                               82       39           38          42     200
                                             --------- -------- ------------- ----------- ------
    Total Noninterest Income                     1,220    1,156        1,099       1,176   4,650
                                             --------- -------- ------------- ----------- ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                     574      570          564         617   2,324
Net Occupancy                                       81       72           77          75     305
Furniture and Equipment                             51       51           51          51     204
Clearing                                            48       44           39          45     176
Sub-custodian Expenses                              22       22           21          22      87
Software                                            49       50           52          43     193
Communications                                      24       23           22          23      93
Amortization of Intangibles                          8        8            9           9      34
Other                                              156      172          164         212     706
                                             --------- -------- ------------- ----------- ------
    Total Noninterest Expense                    1,013    1,012          999       1,097   4,122
                                             --------- -------- ------------- ----------- ------
Income Before Income Taxes                         463      555          528         613   2,158
Income Taxes                                        99      184          174         262     718
                                             --------- -------- ------------- ----------- ------
Net Income                                   $     364 $    371   $      354    $    351  $1,440
----------                                   ========= ======== ============= =========== ======
Per Common Share Data:
----------------------
   Basic Earnings                            $    0.47 $   0.48   $     0.46    $   0.45  $ 1.87
   Diluted Earnings                               0.47     0.48         0.46        0.45    1.85
   Cash Dividends Paid                            0.19     0.20         0.20        0.20    0.79
Diluted Shares Outstanding                         778      779          778         780     778
------------------------------------------------------------------------------------------------
See Note 3.

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)

                                                         For the year Ended December 31,
                                               -------------------------------------------------
                                                  2004      2003      2002      2001      2000
                                               --------- --------- --------- --------- ---------
Interest Income
---------------
Loans                                          $   1,080 $   1,187 $   1,452 $   2,239 $   2,889
Margin loans                                         156        86        12        32        21
Securities
  Taxable                                            741       651       639       463       323
  Exempt from Federal Income Taxes                    40        48        61        74        63
                                               --------- --------- --------- --------- ---------
                                                     781       699       700       537       386
Deposits in Banks                                    305       150       133       252       273
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                             80        79        51       159       277
Trading Assets                                        51       129       259       401       531
                                               --------- --------- --------- --------- ---------
    Total Interest Income                          2,453     2,330     2,607     3,620     4,377
                                               --------- --------- --------- --------- ---------
Interest Expense
----------------
Deposits                                             548       507       644     1,392     2,011
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                         15        13        29       103       153
Other Borrowed Funds                                  52        21        65       163       139
Customer Payables                                     57        30         2         4         -
Long-Term Debt                                       136       150       202       277       317
                                               --------- --------- --------- --------- ---------
    Total Interest Expense                           808       721       942     1,939     2,620
                                               --------- --------- --------- --------- ---------
Net Interest Income                                1,645     1,609     1,665     1,681     1,757
-------------------

Provision for Credit Losses                           15       155       685       375       105
                                               --------- --------- --------- --------- ---------
Net Interest Income After Provision
  for Credit Losses                                1,630     1,454       980     1,306     1,652
                                               --------- --------- --------- --------- ---------

Noninterest Income
------------------
Servicing Fees
 Securities                                        2,858     2,412     1,896     1,775     1,650
 Global Payment Services                             317       314       296       291       265
                                               --------- --------- --------- --------- ---------
                                                   3,175     2,726     2,192     2,066     1,915
Private Client Services and
  Asset Management Fees                              448       384       344       314       296
Service Charges and Fees                             385       375       357       352       360
Foreign Exchange and Other Trading Activities        364       327       234       338       261
Securities Gains                                      78        35      (118)      154       150
Other                                                200       149       124       337       120
                                               --------- --------- --------- --------- ---------
    Total Noninterest Income                       4,650     3,996     3,133     3,561     3,102
                                               --------- --------- --------- --------- ---------
Noninterest Expense
-------------------
Salaries and Employee Benefits                     2,324     2,002     1,581     1,593     1,493
Net Occupancy                                        305       261       230       233       184
Furniture and Equipment                              204       185       138       178       108
Clearing                                             176       154       124        61        36
Sub-custodian Expenses                                87        74        70        62        68
Software                                             193       170       115        90        66
Communications                                        93        92        65        86        56
Amortization of Goodwill and Intangibles              34        25         8       112       115
Merger and Integration Costs                           -        96         -         -         -
Other                                                706       639       420       404       384
                                               --------- --------- --------- --------- ---------
    Total Noninterest Expense                      4,122     3,698     2,751     2,819     2,510
                                               --------- --------- --------- --------- ---------
Income Before Income Taxes                         2,158     1,752     1,362     2,048     2,244
Income Taxes                                         718       595       460       705       815
                                               --------- --------- --------- --------- ---------
Net Income                                     $   1,440 $   1,157 $     902 $   1,343 $   1,429
----------                                     ========= ========= ========= ========= =========
Per Common Share Data:
----------------------
   Basic Earnings                              $    1.87 $    1.54 $    1.25 $    1.84 $    1.95
   Diluted Earnings                                 1.85      1.52      1.24      1.81      1.92
   Cash Dividends Paid                              0.79      0.76      0.76      0.72      0.66
Diluted Shares Outstanding                           778       759       728       741       745
------------------------------------------------------------------------------------------------
See Note 3.